EXECUTION COPY FIRST AMENDMENT TO EXCLUSIVITY AGREEMENT This FIRST AMENDMENT (this "Amendment") to EXCLUSIVITY AGREEMENT is entered into as of January 14, 2020 by and between Safehold Inc., a Maryland corporation (the "Company"), and iStar Inc., a Maryland corporation ("iStar"). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Existing Exclusivity Agreement (defined below). RECITALS WHEREAS, in connection with the Company's initial public offering, the Company and iStar entered into an Exclusivity and Expense Reimbursement Agreement, dated as of June 27, 2017 (the "Existing Exclusivity Agreement"), pursuant to which, among other things, iStar made certain exclusivity commitments to the Company; WHEREAS, in connection with the decision by the Company and iStar to expand their relationship beginning in January 2019, the Company and iStar entered into certain agreements including, together with Safehold Operating Partnership L.P. and SFTY Manager LLC, the Amended and Restated Management Agreement, dated as of January 2, 2019 (as amended from time to time, the "Management Agreement"); WHEREAS, since January 2019, the Company has significantly grown its portfolio of ground leases and increased its share price and total shareholder return, in large part due to the efforts of iStar, as the Company's external manager; WHEREAS, the Company and iStar believe that it is advisable and in their respective best interests to extend the terms of certain of the arrangements between them with the objective of building on the success achieved to date and enhancing the Company's prospects for continued achievement; and WHEREAS, in light of the foregoing, the parties to the Existing Exclusivity Agreement desire to amend the Existing Exclusivity Agreement as set forth herein. NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Amendment. The definition of "Restricted Period" in Section 1(b) of the Existing Exclusivity Agreement is hereby amended and restated in its entirety as follows: "Restricted Period" means the period from and after the date hereof until the effective date of the expiration or earlier termination of the Management Agreement; provided, however, that if the Management Agreement has expired or terminated because the Manager (as defined in the Management Agreement) has declined to renew the Management Agreement pursuant to Section 14(d) of the Management Agreement (a "Manager Termination for Convenience"), the Restricted Period shall mean the period from and after the date hereof to, and including, the date of the 12 months anniversary of the effective date of termination of the Management Agreement resulting from such Manager Termination for Convenience. 2. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles to the contrary. 3. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Existing Exclusivity Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Existing Exclusivity Agreement shall be construed accordingly. 4. Ratification. Except as modified hereby, the Existing Exclusivity Agreement remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which constitute one and the same instrument. 6. Facsimile/PDF Signatures. In order to expedite the transaction contemplated herein, telecopied, facsimile, or .pdf (exchanged via e-mail) signatures may be used in place of original signatures on this Amendment. The parties intend to be bound by the signatures on the telecopied, facsimile or pdf document, are aware that the other parties will rely on the telecopied, facsimile or .pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature. 7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assignees. [Remainder of page intentionally left blank. Signature page follows.] - 2 -

IN WITNESS WHEREOF, the undersigned hereto have duly executed this First Amendment to Exclusivity Agreement as of the day and year first above written. SAFEHOLD INC. /s/ Jay Sugarman Name: Jay Sugarman Title: Chief Executive Officer iSTAR INC. /s/ Marcos Alvarado Name: Marcos Alvarado Title: President